                                                                     EXHIBIT 4.1

                                 FORM OF WARRANT


                           ACACIA RESEARCH CORPORATION

               WARRANTS FOR THE PURCHASE OF SHARES OF COMMON STOCK

NO. W-[   ]                                                         [   ] SHARES


         THIS CERTIFIES that, for value received, Acacia Research Corporation, a Delaware corporation (the "Company"), upon the surrender of this Warrant to the Company at the address specified herein, at any time during the Exercise Period (as defined below) will upon receipt of the Exercise Price (as defined below),
sell and deliver to [     ] (the "Holder") up to the number of duly authorized,
validly issued and fully paid and nonassessable shares of common stock of the Company designated as Acacia Research--CombiMatrix Common Stock, par value $0.001 per share, set forth above. The term "Common Stock" shall mean the aforementioned common stock of the Company together with any other equity securities that may be issued by the Company in connection therewith or in substitution therefor, as provided herein, that is not limited as to final sum or percentage in respect of the rights of the holders thereof to participate in dividends or in distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. The "Exercise Period" shall begin on September 21, 2005 and shall end on September 21, 2010 During the Exercise Period, the Holder may purchase such number of shares of Common Stock at a purchase price per share equal to $2.40 as appropriately adjusted pursuant to Section G hereof (the "Exercise Price"). Following the exercise period, the Holder shall have no right to purchase all or any portion of the Warrant Shares.

         The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

         SECTION A. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period by presentation and surrender hereof to the Company at its principal office at, 500 Newport Center Drive, 7th Floor, Newport Beach, California 92660 (or at such other address as the Company or its agent may hereafter designate in writing to the Holder), or at the office of its warrant agent, with the Notice of Exercise Form contained herein duly executed and accompanied by a wire transfer of immediately available funds, cash or a certified or official bank check drawn to the order of "Acacia Research Corporation" in the amount of the Exercise Price multiplied by the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, promptly execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company during the Exercise Period of this Warrant and such Notice of Exercise Form, in proper form for exercise, together with proper payment of the Exercise Price, at such office, or by the warrant agent of the Company at its office, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such form; PROVIDED, HOWEVER, that if the date of such receipt by the Company or its agent is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the stock transfer books of the Company are open. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of such Warrant Shares. Any new or substitute Warrant issued under this Section A or any other provision of this Warrant shall be dated the date of this Warrant. Upon exercise of this Warrant, the Company or its warrant agent shall, within 3 business days, cause to be issued and shall promptly deliver upon written order of the Holder of this Warrant, and in such name or names as such Holder may designate, a certificate or certificates for the Warrant Shares, which Warrant Shares shall be issued unlegended and free of any resale restrictions, except as otherwise provided herein. If the Company's transfer agent is a participant in the DTC FAST system, then such Warrant Shares shall be delivered electronically by crediting the broker account designated by the Holder pursuant to the DWAC system. If the Holder elects to exercise all or any part of this Warrant when there is no effective registration statement permitting the sale of the Warrant Shares by the Company to the Holder, then this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

                  (A) = the closing bid price on the business day immediately preceding the date of such election as reported by Bloomberg, L.P.;

                  (B) =    the Exercise Price of this Warrant, as adjusted; and

                  (X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section A by the 3rd trading day after exercise hereof, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the 3rd trading day following a Warrant exercise, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall
(1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

                  Notwithstanding anything herein to the contrary, the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section A or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this provision, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this provision applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this provision, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

         SECTION B. WARRANT REGISTER. This Warrant will be registered in a register (the "Warrant Register") to be maintained by the Company or its agent at its principal office in the name of the recordholder to whom it has been distributed. The Company may deem and treat the registered holder of this Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         SECTION C. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

         SECTION D. TRANSFER OF WARRANT. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and properly endorsed.

         SECTION E. LOST, MUTILATED OR MISSING WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company, at its expense, shall execute and deliver a new Warrant of like tenor and date.

         SECTION F. RIGHTS OF THE HOLDER. Subject to applicable law, the Holder shall not, by virtue hereof, be entitled to any voting or other rights including, without limitation, notice of meetings, or other actions or receipt of dividends or subject to any obligation or liability of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

         SECTION G. ADJUSTMENTS. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

                  1. STOCK DIVIDEND, SPLIT OR SUBDIVISION OF SHARES. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable to all holders of Common Stock in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price shall be appropriately decreased and the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares.

                  2. COMBINATION OF SHARES. If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination or consolidation of the outstanding shares of Common Stock, by reclassification, reverse stock split or otherwise, then, following the record date for such combination, the Exercise Price shall be appropriately increased and the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares.

                  3. CALCULATIONS. All calculations under this Section shall be made to the nearest one-tenth of a cent ($.001), or to the nearest one-tenth of a share, as the case may be.

                  4. MERGER AND CONSOLIDATION. If at any time there is a capital reorganization or reclassification of shares of Common Stock, or a merger or consolidation of the Company with or into another corporation where the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then as part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of its rights to purchase Common Stock, the number of shares of Common Stock, cash, property or shares of the successor corporation resulting from such merger or consolidation, to which a holder of Common Stock, deliverable upon exercise of the rights to purchase Common Stock hereunder, would have been entitled in such capital reorganization, merger or consolidation or sale if the right to purchase such Common Stock hereunder had been exercised immediately prior to such capital reorganization, merger, consolidation or sale. In any such event, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such capital reorganization, merger, consolidation or sale so that the provisions of this Warrant (including Exercise Price and the number of shares of Common Stock purchasable pursuant to the terms and conditions of this Warrant) shall be applicable after that event as near as reasonably may be, in relation to any shares deliverable upon the exercise of the Holder's rights to purchase Common Stock pursuant to this Warrant.

                  5. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section G, the Company, at its own expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder no more than one certificate setting forth: (a) such adjustments and readjustments; (b) the Exercise Price at the time in effect; and (c) the number of shares and the amount, if any of other property that at the time would be received upon the exercise of the Warrant.

         SECTION H. FRACTIONAL SHARES. No fractional shares of the Company's Common Stock will be issued in connection with any purchase hereunder but in lieu of such fractional shares the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Exercise Price paid by the Holder for one Warrant Share upon such exercise.

         SECTION I. NOTICES OF CERTAIN EVENTS. In the event:

                  1. the Company authorizes the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

                  2. the Company authorizes the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or distributions except extraordinary cash dividends or distributions); or

                  3. of any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party or of the conveyance or transfer of all or substantially all of the properties and assets of the Company; or

                  4. of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                  5. any other actions would require an adjustment under Section G hereof;

then the Company will cause to be mailed to the Holder, at least 5 days before the applicable record or effective date hereinafter specified, a notice stating
(A) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions are to be determined, or (B) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

         SECTION J. LISTING ON SECURITIES EXCHANGES. The Company will list on the Nasdaq National Market and each national securities exchange on which any Common Stock may at any time be listed all shares of Common Stock from time to time issuable upon the exercise of this Warrant, subject to official notice of issuance upon the exercise of this Warrant, and will maintain such listing so long as any other shares of its Common Stock are so listed; and the Company shall so list on the Nasdaq National Market and each national securities exchange, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class are listed on the Nasdaq National Market and such national securities exchange by the Company. Any such listing will be at the Company's expense.

         SECTION K. SUCCESSORS. All the provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns.

         SECTION L. HEADINGS. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION M. AMENDMENTS. The terms and provisions of this Warrant may not be modified or amended, or any provisions hereof waived, temporarily or permanently, except by written consent of the Company and the Holder hereof.

         SECTION N. NOTICES. Unless otherwise provided in this Warrant, all notices, requests, consents and other communications hereunder shall be in writing, shall be sent by U.S. Mail or a nationally recognized overnight express courier postage prepaid, and shall be deemed given one day after being so sent, or if delivered by hand shall be deemed given on the date of such delivery to such party, or if sent to such party (in the case of a Holder) at its address in the Warrant Register that will be maintained by the Company or its agent in accordance with Section B hereof or (in the case of the Company) at its address set forth above, Attention: Chief Financial Officer, or to such other address as is designated by written notice, similarly given to each other party hereto.

         SECTION O. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State as applied to contracts made and to be performed in New York between New York residents.

         IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed and attested by its duly authorized officer and to be dated as of September 21, 2005.


                                   ACACIA RESEARCH CORPORATION


                                   By:________________________________
                                   Name:
                                   Title: President and Chief Executive Officer

                               NOTICE OF EXERCISE


                                                 Date: ___________________, 20__


         The undersigned hereby irrevocably elects to exercise this Warrant to purchase ____ shares of Common Stock and hereby makes payment of $____________ in payment of the aggregate exercise price in full thereof, or if permitted by the terms of the Warrant, ____________ elects cashless exercise as follows:

         Closing bid price:
         Exercise Price:
         Number of Warrant Shares to be issued:.


         Warrant Shares shall be issued in the name of and delivered to the following address or DWAC Account:



                                            ___________________________________
                                            [Holder's Name]


                                            By:________________________________
                                            Name:
                                            Title:

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right represented by the within Warrant to purchase shares of Common Stock to which the within Warrant relates and appoints attorney to transfer said right on the books of the Company with full power of substitution in the premises.


Dated: _____________ ,_____

                                    __________________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                    __________________________________________
                                    Address of Transferee

                                    __________________________________________

                                    __________________________________________


In the presence of:

__________________________________________